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                                                                   EXHIBIT 10.19

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 20, 2005, by and among Verilink Corporation, a Delaware corporation, with headquarters located at 11551 E. Arapahoe Rd., Suite 150, Centennial, Colorado 80112 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

      B. The Company has authorized a new series of senior secured convertible notes of the Company, which notes shall be convertible into the Company's common stock, $.01 par value per share (the "COMMON STOCK"), in accordance with the terms of such notes.

      C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of notes, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the "INITIAL NOTES"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $10,000,000) (as converted, collectively, the "INITIAL CONVERSION SHARES"), (ii) warrants, in substantially the form attached hereto as Exhibit B (the "WARRANTS"), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer's name in column (4) of the Schedule of Buyers (as exercised, collectively, the "WARRANT SHARES") and (iii) a right, in substantially the form attached hereto as Exhibit C (the "ADDITIONAL INVESTMENT RIGHTS"), to acquire up to that principal amount of additional notes, in substantially the form attached hereto as Exhibit D (as amended or modified from time to time, collectively, the "ADDITIONAL NOTES" and together with the Initial Notes and any senior secured convertible notes issued in replacement of the Initial Notes or the Additional Notes in accordance with the terms thereof, the "NOTES"), set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (such Additional Notes as converted, the "ADDITIONAL CONVERSION SHARES" and together with the Initial Conversion Shares, the "CONVERSION SHARES").

      D. The Notes bear interest that, at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the "INTEREST SHARES").

      E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (as amended or modified from time to time in accordance with its terms, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, the Warrant Shares and

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the Interest Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      F. The Notes, the Conversion Shares, the Interest Shares, the Warrants, the Warrant Shares and the Additional Investment Rights collectively are referred to herein as the "SECURITIES".

      G. Except as otherwise set forth herein, the Notes will be (i) senior to all outstanding and future indebtedness of the Company, (ii) secured by a perfected security interest in all of the assets of the Company and in all of the assets of the "EXISTING SUBSIDIARIES" as evidenced by (and as defined in) the Pledge and Security Agreement in favor of Portside Growth & Opportunity Fund, a company organized under the laws of the Cayman Islands, in its capacity as collateral agent (in such capacity, the "SENIOR AGENT") for the Buyers hereto and for the other holders of the Securities, in the form attached hereto as Exhibit F (as amended or modified from time to time, the "PLEDGE AND SECURITY AGREEMENT"), which security interest shall be senior to all other security interests therein, and (iii) guaranteed by the Guarantee of each of the Existing Subsidiaries, in the form attached hereto as Exhibit G (such Guaranty, together with the Pledge and Security Agreement, as each may amended or modified from time to time, collectively, the "SECURITY DOCUMENTS").

      NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

      1. PURCHASE AND SALE OF NOTES, WARRANTS AND ADDITIONAL INVESTMENT RIGHTS.

            (a) Purchase of Notes, Warrants and Additional Investment Rights.

                  (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (A) one or more Notes with an aggregate principal amount as is set forth opposite such Buyer's name in column
(3) on the Schedule of Buyers, (B) one or more Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column
(4) on the Schedule of Buyers and (C) Additional Investment Rights to acquire up to that principal amount of Additional Notes as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (the "CLOSING").

                  (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8(a) below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. Upon purchase of Additional Investment Rights at the Closing, each Buyer shall be deemed to have agreed expressly to its obligations with respect to Mandatory Funding (as defined in the Additional Investment Right issued to it).

                  (iii) Purchase Price. The aggregate purchase price for the Notes, the Warrants and the Additional Investment Rights to be purchased by each Buyer at the Closing

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(the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (6) of the Schedule of Buyers. Each Buyer shall pay $1.00 for each $1.00 of principal amount of Initial Notes and related Warrants and Additional Investment Rights to be purchased by such Buyer at the Closing.

            (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Initial Notes, the Warrants and the Additional Investment Rights to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer (A) the Initial Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing, (B) the Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing and (C) the Additional Investment Rights (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2. BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants with respect to only itself that:

            (a) No Sale or Distribution. Such Buyer is acquiring the Notes, the Warrants and the Additional Investment Rights, and upon conversion of the Notes and exercise of the Warrants and Additional Investment Rights will acquire the Conversion Shares issuable upon conversion of the Notes, the Warrant Shares issuable upon exercise of the Warrants and the Additional Notes issuable upon exercise of the Additional Investment Rights, for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Securities.

            (b) Accredited Investor / Qualified Institutional Buyer Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D that is an institution and to the extent indicated in the Schedule of Buyers, a "qualified institutional buyer" as that term is defined in Rule 144A of the Securities Act.

            (c) Non-Affiliate Status. Such Buyer is not an affiliate of the Company or of any other Buyer and is not acting in concert with any other Person in regard to the purchase of Notes, Warrants and Additional Investment Rights or otherwise in respect of the Company. Such Buyer's investment in Notes, Warrants and Additional Investment Rights is not for the purpose of acquiring, directly or indirectly, control of, and it has not intent to acquire or exercise control or, the Company or to influence the decisions or policies of the Board of Directors of the Company.

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            (d) Reliance on Exemptions. Such Buyer understands that the
Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            (e) Information. Such Buyer and its advisors, if any, have been furnished with or provided with access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            (f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (g) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and, except as provided in the Registration Rights Agreement are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Securities are sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as provided in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            (h) Legends. Such Buyer understands that the certificates or other instruments representing the Notes, Warrants and Additional Investment Rights and the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear

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any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

            [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE :SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT,
            (B) AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (C) REASONABLE ASSURANCE HAVING BEEN PROVIDED TO THE COMPANY THAT SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER IS BEING MADE PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the transferee of the Securities, if, unless otherwise required by state securities laws, (i) the sale of such Securities has been registered for resale under the 1933 Act; provided, that the holder of Securities shall be required to provide appropriate evidence that such sale was effected under the related registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities is being made pursuant to an exemption from the registration requirements the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

            (i) Validity; Enforcement. This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer

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is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

            (k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Buyers that:

            (a) Organization and Qualification. Except as set forth on Schedule 3(a), the Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the outstanding capital stock or holds an equity or similar interest representing 50% or more of the outstanding equity or similar interest of such entity) are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Except as set forth on Schedule 3(a), each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Security Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company does not hold any equity or similar interest in any entity except as set forth on
Schedule 3(a).

            (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, the Additional Investment Rights and the Voting Agreement (as defined in Section 4(q)) (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Warrants and the Additional Investment Rights, the reservation for issuance and

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the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company's Board of Directors and, other than the filings specified in Section 3(e) or as otherwise contemplated herein or in the Transaction Documents, no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, and (ii) to the extent that the enforceability of the indemnification provisions herein or therein may be limited by applicable laws. As of the date of issuance of any Additional Notes, such Additional Notes shall have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor's rights and remedies, and (ii) to the extent that the enforceability of the indemnification provisions herein or therein may be limited by applicable laws.

            (c) Issuance of Securities. The issuance of the Notes, the Warrants and the Additional Investment Rights are duly authorized and, upon issuance in accordance with the terms hereof and the Transaction Documents, will be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, at least 9,182,979 shares of Common Stock shall have been duly authorized and reserved for issuance as Interest Shares and as shares issuable upon conversion of the Notes or exercise of the Warrants. Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Interest Shares, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock; provided, however, that such Conversion Shares and Warrants Shares may be subject to restrictions on transfer under state and/or federal securities laws. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            (d) No Conflicts. Except as set forth on Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants and the Additional Investment Rights, the granting of a security interest in the Collateral (as defined in the Security Documents) and reservation for issuance and issuance of the Interest Shares, the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or

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constitute a default (or an event which with notice or lapse of time or both would become a default) in any material respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (the "PRINCIPAL MARKET")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clause (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

            (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except as contemplated herein and except for the following consents, authorizations, orders, filings and registrations (none of which, other than in clause (iii), is required to be filed or obtained before the Closing): (i) the filing of appropriate UCC financing statements with the appropriate states and authorities pursuant to the Pledge and Security Agreement, (ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and
(iii) the filing of a listing application for the Conversion Shares, Interest Shares and Warrant Shares with the Principal Market, which shall be done pursuant to the rules of the Principal Market. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

            (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company acknowledges that it has engaged Kaufman Bros., L.P. as placement agent (the "AGENT") in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

            (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

            (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. Except as set forth on
Schedule 3(j), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            (k) SEC Documents; Financial Statements. Except as set forth on
Schedule 3(k), during the twelve (12) month prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents (other than exhibits) incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has made available to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system (other than any correspondence filed by the Company with the SEC, including without limitation, any confidential treatment requests). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since July 2, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries. Except as disclosed in Schedule 3(l), since July 2, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Except as disclosed in Schedule 3(l), the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means, with respect to any Person (as defined in Section 3(s)), (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

            (m) No Undisclosed Events, Liabilities, Developments or Circumstances. Other than as to the transactions set forth in the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

            (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries in respect of the conduct of its business or the ownership of its properties, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2003, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

            (q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least two days prior to the date hereof and other than the grant of stock incentives issued pursuant to employee benefit plans disclosed in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

            (r) Equity Capitalization. The capitalization of the Company is as described in the SEC Documents. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) other than pursuant to employee benefit plans disclosed in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and
(ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses since September 30, 2004 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has made available to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

            (s) Indebtedness and Other Contracts. Except as disclosed in
Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the reasonably foreseeable violation of which, or reasonably foreseeable default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and
(z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            (t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such that if determined adversely to the Company could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has, in the previous twelve
(12) months, been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (v) Employee Relations. (i) Except as disclosed in the SEC Documents or in Schedule 3(v), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as disclosed in Schedule 3(v), no executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company or, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.

                  (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (w) Title. Except as set forth on Schedule 3(w), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth in
Schedule 3(x), none of the Company's registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement except where the expiration or termination would not reasonably be expected to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened in writing, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

            (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            (z) Alabama Mortgage. As of the date hereof, the outstanding loan amounts secured by the Alabama Mortgage (as defined in the Notes) is in the aggregate, not in excess of $3,500,000.

            (aa) No Outstanding Default. After using portion of the proceeds from the sale of the Securities to repay all amounts outstanding or otherwise owing to RBC Centura Bank, neither the Company nor any of its Subsidiaries shall be in default under any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

            (bb) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

            (cc) Tax Status. Except as set forth in Schedule 3(cc), the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply where, in each of the foregoing clauses (i), (ii) and (iii), the failure to do so could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim.

            (dd) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The

Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

            (ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

            (ff) Ranking of Notes. Except as disclosed in Schedule 3(ff), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

            (gg) Form S-3 Eligibility. The Company is currently eligible to register the Conversion Shares, the Warrant Shares and the Interest Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

            (hh) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (ii) Disclosure. Other than as to the transactions set forth in the Transaction Documents which will be publicly disclosed as part of the Form 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedule delivered to the Buyers in connection with this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3(ii), each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its

Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (jj) Acknowledgement Regarding Buyers' Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities;
(iii) that any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that
(a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and Interest Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.

      4. COVENANTS.

            (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

            (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

            (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) no longer hold any Conversion Shares, Warrant Shares and Interest Shares and none of the Notes, Warrants or Additional Investment Rights is outstanding (the "REPORTING PERIOD"), and other than in accordance with the Notes, Warrants and the

Additional Investment Rights, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings; provided, that each Investor shall upon request of the Company notify the Company if such Investor holds any Securities, and the Company shall be entitled to conclude that no Securities are so held unless notice that Securities are so held has been provided to the Company within 30 days of such request.

            (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities to repay all amounts outstanding or otherwise owing to RBC Centura Bank and for working capital purposes. The Company will not use the proceeds from the sale of the Securities for the (i) repayment of any other outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its equity securities.

            (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; provided, however, that the Company shall have no obligation hereunder to provide copies of any correspondence filed with the SEC, including, without limitation, any confidential treatment requests. For purposes of this Agreement, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed and in accordance with the Notes, Warrants and Additional Investment Rights, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks' authorization for quotation on the Principal Market; provided, however, that the Company makes no covenant regarding applicable listing standards based the trading price of the Common Stock. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

            (g) Fees. Subject to Section 9 below, the Company shall promptly pay an expense allowance to Portside Growth & Opportunity Fund (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) to cover expenses reasonably incurred by Portside Growth & Opportunity Fund or any professionals engaged by Portside Growth & Opportunity Fund in relation (i) to due diligence and investment documentation, in an amount not to exceed $120,000 (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by such Buyer from its Purchase Price at the Closing and (ii) to the post-Closing items in connection with
Section 8(b) hereof, in an amount not to exceed $25,000. The Company shall also reimburse Portside Growth & Opportunity Fund for the costs of performing UCC, tax and judgment lien searches and searches with the United States Patent and Trademark Office, in an amount not to exceed $3,000, which costs shall not be deducted from the expense reimbursement set forth in the immediately preceding sentence. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent (collectively, the "COMMISSIONS"). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any Commissions. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

            (h) Pledge of Securities. The Company acknowledges and agrees that, subject to applicable state and federal securities laws, the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, ON the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of each of the Notes, the form of Warrant, the form of Additional Investment Right, the Registration Rights Agreement, the Voting Agreement and the Security Documents) as exhibits to such filing (including all attachments, the "8-K FILING"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of any such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause
(i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

            (j) Restriction on Redemption and Cash Dividends. So long as any Notes or Additional Investment Rights are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes (the "REQUIRED HOLDERS").

            (k) Additional Registration Statements. Until the date that the Registration Statement (as defined in the Registration Rights Agreement) is first declared effective by the SEC (the "EFFECTIVE DATE"), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities.

            (l) No Integrated Offering. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in Section 3(h) that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            (m) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes, Additional Investment Rights or Warrants remain outstanding, the Company shall not, without the written consent of the Required Holders, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any
Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Notes, Warrants or Additional Investment Rights remain outstanding, the Company shall not, without the written consent of the Required Holders, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes, including the Additional Notes, and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

            (n) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes, the Warrants and the Additional Investment Rights.

            (o) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 150% of the number of Interest Shares issuable pursuant to the terms of the Notes (assuming that all principal payments on such Notes are made in a timely fashion and that the Notes are not redeemed or converted before maturity, that all interest payments on such Notes are made in Interest Shares and that the number of Interest Shares is determined based on the Interest Conversion Price (as defined in the Notes), as of the trading date immediately preceding the applicable date of determination), shares of Common Stock issuable upon conversion of all of the Notes (including the Additional Notes) and shares of Common Stock issuable upon exercise of the Warrants.

            (p) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

            (q) Additional Issuances of Securities.

                  (i) For purposes of this Section 4(q), the following definitions shall apply.

                        (1) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                        (2) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                        (3) "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

                  (ii) From the date hereof until the date that is 90 Trading Days (as defined in the Notes) following the Effective Date (as defined in the Registration Rights

Agreement) (the "TRIGGER DATE"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents, except for Excluded Securities (as defined in the Notes) (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT").

                  (iii) From the Trigger Date until the two year anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this
Section 4(q)(iii).

                        (1) The Company shall deliver to each Buyer a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 30% of the Offered Securities allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "BASIC AMOUNT"), and
      (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                        (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth
      (10th) Business Day after such Buyer's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                        (3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

                        (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(q)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(q)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(q)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with
      Section 4(q)(iii)(1) above.

                        (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(q)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                        (6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(q)(iii)(4) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

                  (iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(q) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).

            (r) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "STOCKHOLDER MEETING"), which shall be promptly called and held not later than November 21, 2005 (the

"STOCKHOLDER MEETING DEADLINE"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions providing for (i) the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market and (ii) the increase in the Company's authorized capital by at least 10,000,000 shares of Common Stock (such affirmative approval of the matters set forth in (i) and (ii) of this Section 4(r) collectively being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions (which reasonable efforts shall include, in the Company's sole discretion, the requirement to hire a reputable proxy solicitor) and use its reasonable best efforts to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Approval is obtained.

            (s) Voting Agreement. The Company shall use its reasonable best efforts to effectuate the transactions contemplated by the Voting Agreement, substantially in the form attached hereto as Exhibit H, executed by the Company and each of Leigh S. Belden and Beltech, Inc. (the "VOTING AGREEMENT").

            (t) Sale of Alabama Building. Upon any sale, transfer or other disposition of the Company's real property located in Alabama subject to the Alabama Mortgage, the Company shall establish with a bank acceptable to the Senior Agent (the "CASH COLLATERAL BANK") a deposit account (together with all monies on deposit in such deposit account and all certificates and instruments, if any, representing or evidencing such deposit account, the "CASH COLLATERAL ACCOUNT") into which the Company shall place One Million Dollars ($1,000,000), and shall cause the Cash Collateral Bank to enter to an account control agreement with the Senior Agent, in a form reasonably acceptable to the Senior Agent. The Cash Collateral Account shall at all times be under the dominion and control of the Senior Agent. Upon the request of the Senior Agent, the Company shall also execute and deliver such other customary agreements and instruments necessary to grant the Buyers a first priority perfected security interest in the Cash Collateral Account to secure the Notes. The Company agrees that it shall not permit the Cash Collateral Account to be subject to any lien, pledge, charge, security interest or other encumbrance other than as provided in the immediately preceding sentence. The Cash Collateral Account will become unrestricted when less than $4,000,000 in principal amount of Notes is outstanding.

      5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

            (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes, the Warrants and the Additional Investment Rights, in which the Company shall record the name and address of the Person in whose name the Notes, the Warrants and Additional Investment Rights have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Interest

Shares issuable pursuant to the terms of the Notes, Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

            (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares, if any, and the Warrant Shares issued at the Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit I attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with
Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment, unless such transfer is prohibited by applicable law. In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144 with appropriate confirmation of this fact, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. COLLATERAL AGENT

            Portside Growth & Opportunity Fund is hereby appointed the Collateral Agent hereunder and under the other Security Documents and each Buyer hereby authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "COLLATERAL INDEMNITEES") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

      7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            Closing Date. The obligation of the Company hereunder to issue and sell the Notes, the related Warrants and the related Additional Investment Rights to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Portside Growth & Opportunity Fund, the amounts withheld pursuant to Section 4(g)) for the Notes and the related Warrants and Additional Investment Rights being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

      8. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            (a) Closing Date. The obligation of each Buyer hereunder to purchase the Notes and the related Warrants and Additional Investment Rights at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company and, to the extent it is a party thereto, each of its Existing Subsidiaries, shall have duly executed and delivered to such
Buyer: (A) the Initial Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (B) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement; (C) the Additional Investment Rights (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement: (D) the Pledge and Security Agreement; (E) the Guaranty, and (F) each of the other Transaction Documents.

                  (ii) The Voting Agreement shall have been executed and delivered to such Buyer by the Company and each of Leigh S. Belden and Beltech, Inc.

                  (iii) Such Buyer shall have received the opinion of Cooley Godward LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit J attached hereto.

                  (iv) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit I attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (v) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and Verilink Europe Limited in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

                  (vi) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to qualify to do business as a foreign corporation, where such failure to so qualify would have a Material Adverse Effect on the Company or its Subsidiaries, as of a date within 10 days of the Closing Date.

                  (vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

                  (viii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit K.

                  (ix) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit L.

                  (x) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                  (xi) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                  (xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities. Without limiting the generality of the foregoing, the Company shall also have obtained the consent or waiver of Regions Bank, with respect to the granting of junior real estate mortgage to secure the Notes, on its building and property in Cummings Research Park at 950 Explorer Boulevard, Huntsville, Alabama to the Senior Agent, which shall be junior in priority to Regions Bank's existing mortgages, with such other agreements as the Buyers shall reasonably require to ensure that the Buyers enjoy full rights with respect to the Collateral, evidence of which shall have been provided to the Buyers.

                  (xiii) In accordance with the terms of the Security Documents, the Company and the shall have delivered to the Agent (as defined in the Pledge and Security Agreement) certificates, if issued, representing the shares of capital stock of its Subsidiaries pledged under the Pledge and Security Agreement, along with duly executed blank stock powers.

                  (xiv) A pay-off letter in form and substance satisfactory to the Senior Agent from RBC Centura Bank.

                  (xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

            (b) Conditions Subsequent to the Closing. The Company shall deliver to the Buyers not later than thirty (30) days following the Closing Date:

                  (i) such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance reasonably satisfactory to the Senior Agent, as the Senior Agent may request with respect to the cash management system of the Company and the Existing Subsidiaries.

                  (ii) a mortgage, in form and substance reasonably satisfactory to the Buyers, covering all of the Company's right, title and interest in and to the real property located in the Cummings Research Park West in Huntsville, Madison County, Alabama, together with all improvements located thereon (collectively, the "PROPERTY"), duly executed by the Company (the "NEW MORTGAGE"), subject only to the items set forth on Schedule 8(b), together with, at the request of the Buyers, a current title search report, a title insurance policy, evidence of insurance, a current survey of the Property, and a current appraisal of the Property;

                  (iii) UCC-1 Financing Statements naming the Buyers as secured parties covering all fixtures, furniture, furnishings, equipment, machinery, goods, general intangibles, money, insurance proceeds, contract rights, option rights, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Company with any governmental agencies, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property of any kind or character, which are now or hereafter located or to be located upon, within or about the Property, or which are or may be used in or related to the planning, development, financing or operation of the Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof;

                  (iv) all required consents to or approvals of the execution and delivery by the Company of the New Mortgage, including, without limitation, the written consent of (i) Regions Bank, and (ii) The Industrial Development Board of the City of Huntsville;

                  (v) the opinion of local Alabama counsel for the Company, addressed to each Buyer, with respect to the enforceability and perfection of the New Mortgage and any related fixture filings in form and substance reasonably satisfactory to the Buyers;

                  (vi) the opinion of counsel to the Company, addressed to each Buyer, as to due authorization, execution and delivery of the New Mortgage by the Company in form and substance reasonably satisfactory to the Buyers; and

                  (vii) any other instruments, documents or information that the Buyers may reasonably deem necessary to create a valid second and subsisting lien on the Property, each in scope, form and substance reasonably satisfactory to the Buyers.

            (c) Good Standing. The Company shall deliver to the Buyers not later than fifteen (15) days following the Closing Date: (i) a certificate evidencing the incorporation and good standing of Larscom Incorporated ("LARSCOM") issued by the Secretary of State of the State of Delaware as of a date within 10 days of the Closing Date and (ii) a certificate evidencing the qualification of Larscom as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which Larscom conducts business and is required to qualify to do business as a foreign corporation, where such failure to so qualify would have a Material Adverse Effect on Larscom, as of a date within 10 days of the Closing Date.

            (d) UCC-3. Promptly, and in any event, within three (3) days after the Closing Date, the Company shall deliver to the Senior Agent evidence that the UCC-3s terminating all UCC-1s filed with resect to the security interests in favor of RBC Centura Bank have been duly submitted for filing.

            (e) Copyrights. Promptly, and in any event, within three (3) days after the Closing Date, the Company shall deliver to the Senior Agent the necessary assignment documentation such that the Senior Agent may record the grant of security interest with respect to registered Copyrights (as defined in the Pledge and Security Agreement) in the United States Copyright Office.

      9. TERMINATION.

            In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this
Section 9, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

      10. MISCELLANEOUS.

            (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes, holders of the Warrants or holders of the Additional Investment Rights, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                         Verilink Corporation
                         11551 E. Arapahoe Rd., Suite 150
                         Centennial, Colorado 80112
                         Telephone: (303) 968-3000
                         Facsimile: (303) 968-3005
                         Attention: Chief Financial Officer

                         Copy (which shall not constitute valid notice) to:

                         Cooley Godward LLP
                         380 Interlocken Crescent, Suite 900
                         Broomfield, CO 80021
                         Telephone: (720) 566-4000
                         Facsimile: (720) 566-4099
                         Attention: Brent D. Fassett, Esq.

                  If to the Transfer Agent:

                         American Stock Transfer & Trust Company
                         Operations Center
                         6201 15th Avenue
                         Brooklyn, New York 11219
                         Telephone: (718) 921-8145
                         Facsimile: (718) 921-8116
                         Attention: Office of General Counsel

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

      with a copy (for informational purposes only) to:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York  10022
            Telephone: (212) 756-2000
            Facsimile: (212) 593-5955
            Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes, the Warrants or the Additional Investment Rights. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes, the Warrants and the Additional Investment Rights). A Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            (i) Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material inaccuracy in any representation or warranty made by the Company in the Transaction Documents or any inaccuracy in any representation or warranty in the Transaction Documents that is qualified by materiality or Material Adverse Effect, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided that indemnification pursuant to this clause
(iii) shall not be available to the extent arising primarily from such Buyer's fraud, gross negligence, willful misconduct or breach of representation, warranty or covenant made by such Buyer in any Transaction Document. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

            (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

            (n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

            (o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            (p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                              COMPANY:

                                              VERILINK CORPORATION

                                              By: /s/ Leigh S. Belden
                                                 -------------------------------
                                                  Name:  Leigh S. Belden
                                                  Title: President and CEO

                [Signature Page to Securities Purchase Agreement]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                              BUYER:

                                              PORTSIDE GROWTH &
                                              OPPORTUNITY FUND

                                              By: /s/ Jeffrey Smith
                                                 -------------------------------
                                                  Name:  Jeffrey Smith
                                                  Title: Authorized Signatory

                [Signature Page to Securities Purchase Agreement]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                              BUYER:

                                              SMITHFIELD FIDUCIARY LLC

                                              By: /s/ Adam J. Chill
                                                 -------------------------------
                                                  Name: Adam J. Chill
                                                  Title: Authorized Signatory

                [Signature Page to Securities Purchase Agreement]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                              BUYER:

                                              D.B. ZWIRN SPECIAL OPPORTUNITIES
                                              FUND, L.P.

                                              By: D.B. Zwirn and Co., L.P.

                                              By: /s/ David Proshan
                                                 -------------------------------
                                                  Name:  David Proshan
                                                  Title: General Counsel

                [Signature Page to Securities Purchase Agreement]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                              BUYER:

                                              PROVIDENT PREMIER MASTER
                                              FUND, LTD.

                                              By: /s/ Steven W. Winters
                                                 -------------------------------
                                                  Name:  Steven W. Winters
                                                  Title: Attorney-In-Fact

                [Signature Page to Securities Purchase Agreement]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                           BUYER:

                                           LANGLEY PARTNERS, L.P.

                                           By: Langley Capital, LLC, its General
                                                Partner

                                           By: /s/ Jeffrey Thorp
                                              --------------------------------
                                                Name: Jeffrey Thorp
                                                Title: Managing Member

                [Signature Page to Securities Purchase Agreement]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                             BUYER:

                                             JGB CAPITAL L.P.

                                             By: JGB Management Inc., as General
                                                  Partner

                                             By: /s/ Brett Cohen
                                                -------------------------------
                                                 Name: Brett Cohen
                                                 Title: President

                [Signature Page to Securities Purchase Agreement]

                               SCHEDULE OF BUYERS

        (1)                          (2)                       (3)             (4)             (5)            (6)

                                                                                             MAXIMUM
                                                                                            AGGREGATE
                                                            AGGREGATE                       PRINCIPAL
                                                            PRINCIPAL                        AMOUNT OF
                                  ADDRESS AND               AMOUNT OF        NUMBER OF      ADDITIONAL
        BUYER                  FACSIMILE NUMBER           INITIAL NOTES   WARRANT SHARES      NOTES      PURCHASE PRICE
--------------------  ----------------------------------  -------------   --------------    ----------   --------------
PORTSIDE GROWTH &     c/o Ramius Capital Group, L.L.C.      $4,000,000        332,226      $2,000,000      $4,000,000
OPPORTUNITY FUND      666 Third Avenue, 26th Floor
                      New York, New York 10017
                      Attention: Jeffrey Smith
                                 Michael Neidell
                      Facsimile: (212) 845-7999
                      Telephone: (212) 845-7955
                      Residence: Cayman Islands

SMITHFIELD FIDUCIARY  c/o Highbridge Capital Management,    $1,000,000         83,056      $  500,000      $1,000,000
LLC                   LLC
                      9 West 57th Street, 27th Floor
                      New York, New York  10019
                      Attention: Ari J. Storch
                                  Adam J. Chill
                      Facsimile: (212) 751-0755
                      Telephone: (212) 287-4720
                      Residence: Cayman Islands

D.B. ZWIRN SPECIAL    D.B. Zwirn & Co., L.P.                $1,000,000         83,056      $  500,000      $1,000,000
OPPORTUNITIES FUND,   745 Fifth Ave.
L.P.                  18th Floor
                      New York, New York
                      10151
                      Attention: Daniel B. Zwirn
                                 Perry A. Gruss
                      Telephone: 646-720-9101
                      Facsimile: 646-344-4743
                      Residence: Delaware

        (1)                           (7)                          (8)

                                                                QUALIFIED
                         LEGAL REPRESENTATIVE'S ADDRESS       INSTITUTIONAL
        BUYER                 AND FACSIMILE NUMBER                BUYER
--------------------    -------------------------------       -------------
PORTSIDE GROWTH &       Schulte Roth & Zabel LLP                  Yes
OPPORTUNITY FUND        919 Third Avenue
                        New York, New York 10022
                        Attention: Eleazer Klein, Esq.
                        Facsimile: (212) 593-5955
                        Telephone: (212) 756-2376

SMITHFIELD FIDUCIARY                                              Yes
LLC

ZWIRN SPECIAL                                                     Yes
OPPORTUNITIES FUND,
L.P.

PROVIDENT PREMIER     c/o Gemini Investment Strategies,     $1,000,000         83,056       $  500,000     $1,000,000    Yes
                      LLC
MASTER                35 Waterview Boulevard
FUND, LTD.            Parsippany, NJ 07054
                      Attention: Steven Winters
                      Facsimile: (973) 404-1360
                      Telephone: (973) 404-1350
                      Residence: Cayman Islands

LANGLEY PARTNERS,     c/o Langley Capital, LLC              $1,000,000         83,056       $  500,000     $1,000,000    Yes
 L.P.                 535 Madison Avenue, 7th Floor
                      New York, NY 10022
                      Attention: Jeffrey Thorp
                      Facsimile: (212) 208-2971
                      Telephone: (212) 850-7528
                      Residence: Delaware

JGB CAPITAL L.P.      660 Madison, 21st floor               $2,000,000        166,113       $1,000,000     $2,000,000    No
                      New York, NY 10021
                      Attention: Brett Cohen
                      Facsimile: (212) 253-4093
                      Telephone: (212) 355-5771
                      Residence: Delaware

                                    EXHIBITS

Exhibit A  Form of Initial Notes
Exhibit B  Form of Warrants
Exhibit C  Form of Additional Investment Rights
Exhibit D  Form of Additional Notes
Exhibit E  Registration Rights Agreement
Exhibit F  Form of Pledge and Security Agreement
Exhibit G  Form of Guarantee
Exhibit H  Form of Voting Agreement
Exhibit I  Irrevocable Transfer Agent Instructions
Exhibit J  Form of Outside Company Counsel Opinion
Exhibit K  Form of Secretary's Certificate
Exhibit L  Form of Officer's Certificate